                               THIRD AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT


          This Third Amendment to Loan and Security Agreement (the "Third Amendment") is entered into this 26th day of June, 1996 by and between Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation with its principal place of business at 304 Vassar Street, Cambridge, Massachusetts 02139 (the "Borrower"), and Fleet National Bank, successor by merger to Fleet Bank of Massachusetts, N.A., with its office at Fleet Center, 75 State Street, Boston, Massachusetts 02109 (the "Bank").

          Reference is made to the following facts:

          A. The Borrower and the bank entered into a Loan and Security Agreement dated as of February 1, 1993 (the "Credit Agreement"), as amended by a First Amendment to Loan and Security Agreement dated September 28, 1993 (the "First Amendment") and as amended by a Second Amendment to Loan and Security Agreement dated July 11, 1994 (the "Second Amendment"). The Credit Agreement, as amended by the First Amendment and the Second Amendment, is referred to herein as the "Agreement."

          B. Pursuant to the Agreement, the Bank has made available to the Borrower a revolving loan facility of up to $10,000,000 (the "Revolving Loan Commitment").

          C. The Borrower and the Bank wish to increase the principal amount of the Revolving Loan Commitment, extend the maturity date of such revolving loans, amend the interest rate and the facility fee and amend certain of the financial covenants set forth in the Credit Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including the premises hereof, the Borrower and the Bank agree as follows:

          Capitalized terms not otherwise defined in this Third Amendment shall have the meaning set forth in the Agreement.

1.  Amendments to Revolving Loan Facility.
    -------------------------------------

    a.  Revolving Loan Commitment Increased.  Section 2.24 of the Agreement is
        ------------------------------------
hereby amended by increasing the Revolving Loan Commitment from $10,000,000 to $20,000,000. Section 3.1(a) of the Agreement is hereby amended by deleting the amount of "$10,000,000" each time it appears in such Section 3.1(a) and substituting therefor the amount of "$20,000,000".

          b.  Extension of Revolving Loan Termination Date.  Section 2.25 of the
              --------------------------------------------
Agreement is hereby amended by deleting the words "June 30, 1996" and substituting therefor the words "June 30, 1998".

          c.  Revolving Credit Advances.  Section 3.1(a) of the Agreement is
              -------------------------
hereby amended by deleting the amount of "$10,000,000" contained in the first two sentences thereof and substituting therefor the amount of "$20,000,000."

          d.  Liabilities.  Section 2.19 of the Agreement is hereby deleted and
              -----------
 the following substituted therefor:

           "'Liability' and 'Liabilities' means all liabilities, debts, and obligations of the Borrower to the Bank of every kind, nature and description now existing or hereafter arising, whether under this Agreement or otherwise, including without limitation the Borrower's obligations under its promissory note dated June 26, 1996 in the aggregate original principal amount of $20,000,000, Borrower's obligation to reimburse the Bank for all amounts drawn on letters of credit issued for the Borrower's account, Borrower's liabilities in connection with any foreign exchange or currency transactions with the Bank, any overdrafts which now or hereafter exist in the Borrower's accounts maintained at the Bank, all of the Borrower's obligations under this Agreement, all fees and charges in connection with any account maintained by the Borrower with the Bank or any service rendered by the Bank, and all costs and expenses incurred or paid by the Bank in connection with the preparation or enforcement of this Agreement and any other agreement between the Borrower and the Bank or instrument or document furnished by the borrower to the Bank (including, without limitation, Costs of Collection). The Bank's books and records shall be prima facie evidence of the Borrower's Liabilities to the Bank."

           e.   Prepayments of Revolving Credit Loans.  Section 3.1(e) of the
                -------------------------------------
Agreement is hereby deleted in its entirety and the following substituted therefor:

           "(e)  Prepayments of Revolving Credit Loans. The Borrower may at any
                 -------------------------------------
                 time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty with interest accrued through the date of payment; provided, however, that any partial prepayment of Advances bearing interest at the Prime Rate shall be in an integral multiple of $5,000 and provided, further that any prepayment of Eurodollar Rate Loans (as defined in Exhibit 2 hereto) shall be made in accordance
                                ---------
                 with Section A.3 of Exhibit 2 hereto. At the Borrower's option,
                                     ---------
                 and subject to the terms and conditions of this Agreement, any amount so prepaid may be reborrowed."

           f.    Interest Rates for Revolving Credit Loans. Section 3.1(f) of
                 -----------------------------------------
the Agreement is hereby deleted in its entirety and the following substituted therefor:

           "(f)  Interest Rates for Revolving Credit Loans. The Borrower shall
                 -----------------------------------------
                 pay interest on the principal amount of the Advances outstanding from time to time, from the date hereof until payment of the Revolving Credit Loans and the Third Amended Revolving Credit Note in full. Interest shall accrue on the Revolving Credit Loans at the Prime Rate as declared from time to time by the Bank or, subject to and in accordance with
                 Exhibit 2 hereto, the Effective Eurodollar Rate, per annum. The
                 ---------
                 Borrower shall pay such interest on the Revolving Credit Loans outstanding from time to time, monthly in arrears on the first day of each calendar month of each year, commencing July 1, 1996 and on Eurodollar Rate Loans in accordance with Exhibit 2
                                                                      ---------
                 hereto. Notwithstanding any other terms and conditions of this Agreement, the Borrower's right to elect the Effective Eurodollar Rate and Eurodollar Rate Loans shall be subject to the provisions of Exhibit 2 hereto. Any change in the Prime
                                  ---------
                 Rate shall take effect, for the purpose of determining the Prime Rate hereunder, when made effective generally to loans by the Bank, with or without notice to the Borrower. All computations of interest hereunder and under the Third Amended Revolving Credit Note shall be based on a year of 360 days and the actual number of days elapsed."

           g.    Revolving Credit Note Replaced. On the date hereof, the
                 ------------------------------
Borrower shall execute and deliver to the Bank its promissory note of even date made payable to the Bank in the original principal amount of $20,000,000 substantially in the form of Exhibit 1 hereto (the "Third Amended Revolving
                             ---------
Credit Note"), and the Agreement shall be amended by substituting such Third Amended Revolving Credit Note for the Second Amended Revolving Credit Note wherever the Agreement shall refer to the Second Amended Revolving Credit Note and by replacing Exhibit 1 thereto with Exhibit 1 hereto. Upon execution and delivery of such Third Amended Revolving Credit Note to the Bank, the Bank shall return to the Borrower the executed original Second Amended Revolving Credit Note dated July 11, 1994.

           h.    Facility Fee.  Section 3.1(g) of the Credit Agreement is hereby
                 ------------
amended by (i) deleting the percentage of "0.25%" contained therein and substituting therefor the percentage "0.15%" and (ii) deleting the date "July 1, 1994" contained therein and substituting therefor the date "July 1, 1996."

           i.    Late Charges. Section 3.1 of the Agreement is hereby amended to
                 ------------
add the following subsection at the end of such section:

           "(i)  Late Charges. If any amount of required principal and/or
                 ------------
interest is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment."

2.   Financial Covenants Amended.
     ---------------------------

     a.   Minimum Tangible Capital Base.  Section 5.21(a) of the Agreement is
          -----------------------------
hereby deleted and the following substituted therefor:

     "The Borrower shall not permit the Tangible Capital Base to be less than $30,000,000 plus the sum of (i) fifty percent (50%) of quarterly Net Income (without regard to any Net Loss) for each Fiscal Quarter beginning after March 31, 1996; and (ii) fifty percent (50%) of all net proceeds to the Borrower of the issuance by the Borrower of equity securities or the principal amount of Subordinated Indebtedness, in either case, issued or incurred after March 31, 1996, provided, however, that where the Borrower acquires any Subsidiary through the issuance or exchange of equity securities, the net proceeds of such new equity securities for purposes of calculating the Minimum Tangible Capital Base shall be limited to fifty percent (50%) of the tangible assets acquired in such acquisition."

     b.   Profitability.  Clauses (i) and (ii) of Section 5.21(c) of the
          -------------
Agreement are hereby deleted and the following substituted therefor:

     "(i) shall realize quarterly Net Income plus (A) amortized good will and
                                             ----
(B) non-cash expenses incurred in connection with any acquisition minus (C) any
                                                                  -----
reduction in the Borrower's taxes due to the expenses described in the aforementioned (A) and (B), of at least $2,000,000;

     (ii) shall realize annual Net Income plus (A) amortized good will and (B)
                                          -----
non-cash expenses incurred in connection with any acquisition minus (C) any
                                                              -----
reduction in the Borrower's taxes due to the expenses described in the aforementioned (A) and (B), of at least $10,000,000; and"

     c.   Leverage.  Section 5.21(d) of the Agreement is hereby deleted and the
          --------
following substituted therefor:

     "(d) Maximum Leverage.  The Borrower shall not permit the ration of Funded
          ----------------
Debt to EBITDA to exceed 1:1 for the four (4) consecutive fiscal quarters ending on the measurement date."

     d.   Cash Flow Ratio.  Section 5.21(e) is hereby deleted.
          ---------------

     e.   Defined Terms.  Section 5.21(f) of the Agreement is hereby amended by
          -------------
inserting the following definitions at the end of such section:

     "(xii) "EBITDA" shall mean for any period the sum of Borrower's Net Income, interest expense, tax expense, amortization of goodwill and non-cash expenses incurred in connection with any acquisition, each calculated in accordance with generally accepted accounting principles, consistently applied."

     "(xiii) "Funded Debt" shall mean (i) Indebtedness for borrowed money, (ii) Indebtedness in respect of capitalized lease obligations, (iii) all other interest bearing obligations which, in accordance with generally accepted accounting principles, would be included as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries and (iv) all guarantees of any of the foregoing."

3.   Acquisitions.
     ------------

     Paragraph 5.13(c)(v) of the Agreement is hereby deleted and the following substituted therefor:

     "(v) acquisitions of any foreign or domestic corporations, partnerships or similar entities, provided that at the time of each such acquisition the Borrower is in compliance with each of the financial covenants set forth in
     Section 5.21 of this Agreement for the four (4) consecutive fiscal quarters ending on the next measurement date, on a pro-forma basis; and"

4.   Reporting Covenants Amended.
     ---------------------------

     Section 5.18 of the Agreement is hereby amended by inserting the following subsection at the end of Section 5.18:

     "(i) within forty-five (45) days of the end of each fiscal year of the Borrower, management prepared projections for the Borrower's immediately succeeding fiscal year, approved by the Board of Directors of the Borrower, and in form and detail satisfactory to the Bank."

5.   Provisions Governing Eurodollar Rate Loans.
     ------------------------------------------

     The Agreement is hereby amended by attaching Exhibit 2 and Exhibit 3 to this Third Amendment to the Agreement. Exhibit 2 and Exhibit 3 hereto shall, for all purposes of the Agreement, be deemed to be Exhibit 2 and Exhibit 3 thereto which are hereby incorporated in the Agreement and made a part thereof.

6.   Representations and Warranties Restated.
     ---------------------------------------

     a. Except as otherwise set forth in this Section 6, the Borrower hereby represents and warrants that the representations and warranties set forth in
Article 4 of the Agreement are true as of the date hereof.

     b. The Borrower represents and warrants that each Related Entity is listed on SCHEDULE A, annexed hereto. The Borrower represents and warrants that all trade names and trade styles under which the Borrower presently conducts its business are listed on SCHEDULE B, annexed hereto. Such Schedules A and B annexed hereto are hereby substituted for Schedules A and B annexed to the Credit Agreement. If any entity shall become or cease to be a Related Entity after the date hereof, upon delivery of notice to the Bank to such effect, Schedule A hereto shall be deemed amended to include or exclude, as the case may be, such Related Entity. If the Borrower shall adopt a trade name or trade style other than listed on Schedule B hereto, upon delivery of notice to the Bank of such additional trade name or trade style, such Schedule B shall be deemed amended to include such trade name or trade style.

     c. Section 4.8 of the Agreement is hereby deleted and the following substituted therefor:

     "The Borrower has previously furnished to the Bank true and complete copies of the Borrower's audited financial statements consisting of a balance sheet, statement of operations, statement of stockholders' equity and cash flows for the period ending December 31, 1995, as well as unaudited financial statements for the three months ended March 31, 1996. The audited financial statements, including related notes, and the unaudited financial statements have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited financial statements, for the absence of notes), are in accordance with the books and records of the Borrower and present fairly the financial condition of the Borrower. Except as disclosed to the Bank in writing, since March 31, 1996, there has not been, whether or not in the ordinary course of business:

          (i) any material adverse change in the Borrower's financial condition or any event, condition or state of facts which might materially and adversely affect the Borrower's financial condition; or

          (ii) any material damage, destruction, loss or other casualty, whether covered by insurance or not."

     d. The execution and delivery by the borrower of this Third Amendment and of the Third Amended Revolving Credit Note, and of any and all other instruments or documents executed in connection herewith to which the Borrower is a party have been duly authorized by all necessary corporate action of the Borrower.

     e. The Third Amendment, the Third Amended Revolving Credit Note and all other instruments or documents executed in connection herewith or therewith to which the Borrower is a party are the valid and binding obligations of the Borrower, each enforceable against the Borrower in accordance with its respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights or by the availability of equitable remedies.

     f. The execution, delivery and performance by the Borrower of this Third Amendment, the Third Amended Revolving Credit Note and all other instruments or documents executed in connection herewith or therewith to which the Borrower is a party do not violate in any material respect any material indenture, agreement or undertaking to which the Borrower is a party or by which it or its properties are bound or violate the Borrower's Articles of Organization or By-Laws or any order of any judicial or administrative court or agency by which the Borrower or its assets are bound of which, after due inquiry, the Borrower is aware.

     g. Clause (a) of Section 3.5 of the Agreement is hereby deleted and the following substituted therefor:

     "(a) except with respect to such representations, warranties and covenants which are expressly limited to the date of the Agreement, as amended by the First Amendment and the Second Amendment and/or the Third Amendment to Loan and Security Agreement between the Borrower and the Bank, each of the representations and warranties contained in Article 4 are correct in all material respects and the Borrower is in compliance with all of the covenants contained in Article 5; and"

7.   No Event of Default.
     -------------------

     The Borrower hereby represents and warrants that no Event of Default under the Agreement, and no event which with the giving of notice or the passage of time or both, would become such an Event of Default, has occurred as of the date hereof.

8.   Agreement Confirmed.
     -------------------

     Except as expressly amended by this Third Amendment, the Agreement is in all respects ratified and confirmed and the Agreement as so amended by this Third Amendment shall remain in full force and effect and shall be read, taken and construed as one and the same instrument.

9.   Miscellaneous.
     -------------

     a.   Severability.  In the event any provision of this Third Amendment be
          ------------
held to be invalid in any circumstance, such invalidity shall not affect any other provision or circumstance.

     b.   Counterparts.  This Third Amendment may be executed and delivered in
          ------------
any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

     c.   Captions.  The captions of this Third Amendment are for convenience
          --------
only and shall not affect the construction hereof.

     d.   Governing Law.  This Third Amendment shall be construed in accordance
          -------------
with and governed by the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have caused this Third Amendment to be signed and sealed by their respective, duly authorized representatives, as of the day and year first written above.


                               CAMBRIDGE TECHNOLOGY PARTNERS
                               (MASSACHUSETTS), INC.


                               By: /s/ Arthur Toscanini
                                   --------------------------------
                                   Its: Chief Financial Officer


                               FLEET NATIONAL BANK


                               By: /s/ Thomas W. Davies
                                   --------------------------------
                                   Its:  Vice President


                               By: /s/ William E. Rurode
                                   --------------------------------
                                    Its:  Senior Vice President